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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 31, 1996, February 13, 1996 with respect to Note F, on our audit of the financial statements of N2K, Inc., a New York Corporation, as of December 31, 1995 and for the period beginning March 7, 1995 (date of inception) through December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

/s/ Richard A. Eisner & Company, LLP

New York, New York
February 12, 1999